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                            Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the Appropriate Box:
[   ]    Preliminary Proxy Statement

[   ]    Confidential,  for Use of the Commission  Only (as permitted by Rule
         14a-6(e)(2))

[ X ]    Definitive Proxy Statement

[   ]    Definitive Additional Materials

[   ]    Soliciting  Material  Pursuant to Section  240.14a-11(c)  or Section
         240.14a-12

================================================================================

                                  TECHSYS, INC.

                 (Name of Registrant as Specified in its Charter
                                       and
                     Name of Person Filing Proxy Statement)

================================================================================

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[  ]     Fee computed on table below per Exchange  Act Rules  14a-6(i)(1)  and
         0-11.

         1)       Title  of  each  class  of  securities  to  which  transaction applies:
                  ______________________________________________________
         2)       Aggregate number of securities to which transaction applies:
                  ______________________________________________________
         3)       Per  unit  price  or other  underlying  value  of  transaction computed  pursuant  to  Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated  and state how it was determined):
                  ______________________________________________________
         4)       Proposed maximum aggregate value of transaction:
                  ______________________________________________________
         5)       Total fee paid:
                  ______________________________________________________
[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as  provided  by  Exchange
         Act Rule  0-11(a)(2)  and identify the filing with which the offsetting fee was paid  previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            Amount Previously Paid:  _____________________________________
            Form, Schedule or Registration Statement No.: _________________
            Filing Party:  ________________________________________________
            Date Filed:  __________________________________________________

================================================================================

TechSys, Inc.
147 Columbia Turnpike – Suite 109
Florham Park, New Jersey 07932

October 4, 2001

To the shareholders of TechSys, Inc.:

           You are cordially invited to attend the 2001 annual meeting of shareholders of TechSys, Inc., a New Jersey corporation, to be held at 200 Campus Drive, 3rd Floor, Florham Park, New Jersey, 07932, on Thursday, October 25, 2001 at 10:00 a.m., local time. We have enclosed the notice of annual meeting, proxy statement, proxy, and the 2000 Annual Report on Form 10-KSB, as amended.

           At the annual meeting, you will be asked to elect two Class I directors to the board of directors and to consider and vote upon a proposal to approve an amendment to TechSys' 2000 Incentive Compensation Plan to increase the number of shares of common stock subject to the plan from 3,500,000 to 7,000,000 shares and to transact such other business as may properly come before the meeting or any adjournment.

           We urge you to complete, sign and date the enclosed proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the annual meeting. If you attend the annual meeting, you may vote in person, even if you previously returned your proxy.

           We look forward to seeing you at the annual meeting.

Sincerely yours,

Steven L. Trenk President and Chief Operating Officer

TechSys, Inc.
147 Columbia Turnpike – Suite 109
Florham Park, New Jersey 07932

Notice of Annual Meeting of Shareholders
To Be Held Thursday, October 25, 2001

           The 2001 annual meeting of shareholders of TechSys, Inc. will be held at 200 Campus Drive, 3rd Floor, Florham Park, New Jersey, 07932, on Thursday, October 25, 2001 at 10:00 a.m., local time, for the following purposes:

(1)	To elect two Class I directors.

(2)	To consider and vote upon a proposal to approve an amendment to TechSys’ 2000 Incentive Compensation Plan to increase the number of shares of common stock subject to the plan by an aggregate of 3,500,000 shares, from 3,500,000 to 7,000,000 shares.

(3)	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

        The board of directors has fixed the close of business on September 14, 2001 as the record date for determining the shareholders entitled to notice of and to vote at the annual meeting and at adjournments or postponements thereof.

        Your attention is directed to the accompanying proxy statement for further information regarding each item.

        All shareholders are asked to complete, sign and date the enclosed proxy and return it promptly by mail in the enclosed self-addressed envelope, which does not require postage if mailed in the United States.

By Order of the Board of Directors

Steven L. Trenk President and Chief Operating Officer

October 4, 2001
Florham Park, New Jersey

QUESTIONS AND ANSWERS ABOUT VOTING PROCEDURES FOR THE ANNUAL MEETING

Q:  WHAT DO I NEED TO DO NOW?

A:	After you have carefully read this document, indicate on your proxy card how you want your shares to be voted. Then sign and mail your proxy card in the enclosed prepaid return envelope as soon as possible. This will enable your shares to be represented and voted at the TechSys annual meeting.

Q:  IF MY SHARES ARE HELD IN STREET NAME BY MY BROKER, WILL MY BROKER
      AUTOMATICALLY VOTE MY SHARES FOR ME?

A:	No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the directions your broker provides.

Q:  WHAT IF I FAIL TO INSTRUCT MY BROKER?

A:	If you fail to instruct your broker to vote your shares and the broker submits an unvoted proxy, that broker non-vote will be counted toward a quorum at the annual meeting.

Q:  CAN I ATTEND THE MEETING AND VOTE MY SHARES IN PERSON?

A:	Yes. All shareholders are invited to attend their annual meeting. Shareholders of record can vote in person at the annual meeting. If a broker holds your shares in street name, then you are not the shareholder of record and you must ask your broker how you can vote at the annual meeting.

Q:  CAN I CHANGE MY VOTE?

A:	Yes. If you have not voted through your broker, there are three ways you can change your vote after you have sent in your proxy card.

-	First, you may send a written notice to the Secretary of TechSys stating that you would like to revoke your proxy.

-	Second, you may complete and submit a new proxy card. Any earlier proxies will be revoked automatically.

-	Third, you may attend the meeting, deliver a written notice to the Secretary of TechSys prior to the vote stating that you would like to revoke your proxy, and vote in person. Any earlier proxy will be revoked. However, simply attending the meeting without voting will not revoke your proxy.

        If you have instructed a broker to vote your shares, you must follow directions you receive from your broker to change your vote.

Q: WHOM SHOULD I CALL WITH QUESTIONS?

A.	TechSys shareholders should contact Mark Raab, Corporate Secretary of TechSys, at (973) 236-1919.

FORWARD-LOOKING STATEMENTS

          Certain statements in this proxy statement contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on management's assumptions, estimates and projections. All statements that address expectations or projections about the future, including statements about product developments, market position, expected expenditures and financial results of either TechSys or any of its subsidiaries are forward-looking statements.

          Some of the forward-looking statements may be identified by words like "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend," and similar expressions, and may be used to describe events, conditions and financial trends that may affect TechSys' future plans of operations, business strategy, operating results and financial position. Any statements contained in this proxy statement that are not statements of historical fact may be deemed to be forward-looking statements.

          Current shareholders and prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results may differ materially from those included within the forward-looking statements as a result of various factors, including, without limitation, the following:

•	general economic conditions, either nationally or in some or all of the states in which TechSys will be doing business, or conditions in securities markets, the fuel cell industry, or the dry cleaning industry, may be less favorable than currently anticipated.

•	revenues derived from the fuel cell technology business may be lower than expected, or operating costs may be higher than expected.

•	the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the control of TechSys.

•	the uncertainty of the effectiveness of the fuel cell technologies and products, their ability to operate as designed, and their acceptance in the marketplace.

•	the uncertainty of TechSys' ability to increase the number of commercial hotels serviced by its dry cleaning business.

•	the uncertainty of TechSys' ability to succeed in its business strategy to acquire companies in the technology industry.

•	certain other factors are described under the headings "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in TechSys' Form 10-KSB filed with the Securities and Exchange Commission on April 2, 2001, and as are described in TechSys' registration statement (No. 333-47756) filed with the Commission on October 11, 2000.

THE TECHSYS ANNUAL MEETING

           This section contains information from TechSys for TechSys shareholders about the 2001 annual meeting of shareholders.

          We are mailing this document to you as a TechSys shareholder on or about October 4, 2001. Together with this document, we are also sending you a notice of the TechSys annual meeting and a form of proxy that is solicited by our board of directors. The annual meeting will be held on Thursday, October 25, 2001, at 10:00 a.m., local time, at 200 Campus Drive, 3rd Floor, Florham Park, New Jersey, 07932.

Matters to be Considered

           At the TechSys annual meeting, you will be asked to vote upon the following items:

•	the election of two Class I directors;

•	the approval of an amendment to TechSys’ 2000 Incentive Compensation Plan to increase the number of shares of common stock subject to the plan from 3.5 million to 7.0 million shares.

           You may be asked to vote upon any other matters that may properly be submitted to a vote at the annual meeting. You may also be asked to vote upon a proposal to adjourn or postpone the annual meeting. We could use any adjournment or postponement for the purpose, among others, of allowing additional time to solicit proxies.

Proxies

           You should complete and return the proxy card accompanying this document to ensure that your vote is counted at the annual meeting, regardless of whether you plan to attend the annual meeting. You can revoke your proxy at any time before the vote is taken at the annual meeting by:

•	submitting written notice of revocation to the Corporate Secretary of TechSys,

•	submitting a properly executed proxy at a later date, or

•	attending the annual meeting and submitting written notice of revocation to the Corporate Secretary of TechSys prior to the vote, then voting in person at the annual meeting. Simply attending the annual meeting without voting will not revoke an earlier proxy.

           Written notices of revocation and other communications about revoking your proxy should be addressed to:

TechSys, Inc. 147 Columbia Turnpike - Suite 109 Florham Park, New Jersey 07932 Attention: Mark N. Raab Chief Financial Officer and Corporate Secretary

           If your shares are held in street name, you should follow the instructions of your broker regarding revocation of proxies.

           All shares represented by valid proxies we receive through this solicitation, and not revoked, will be voted in accordance with your instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted "FOR" the election of each of Martin G. Jacobs and Stanley B. Amsterdam as Class I directors and "FOR" the amendment to TechSys' 2000 Incentive Compensation Plan. The board of directors is presently unaware of any other matters that may be presented for action at the annual meeting. If other matters do properly come before the annual meeting, we intend that shares represented by properly submitted proxies will be voted, or not voted, by and at the discretion of the persons named as proxies on the proxy card.

Solicitation of proxies

           TechSys will bear the entire cost of soliciting proxies from you. In addition to solicitation of proxies by mail, TechSys will request that banks, brokers and other record holders send proxies and proxy materials to the beneficial owners of TechSys common stock and secure their voting instructions, if necessary. TechSys does not expect to pay any compensation for the solicitation of proxies, but TechSys will reimburse the record holders for their reasonable expenses in taking those actions. If necessary, TechSys may use several of its regular employees, who will not be specially compensated, to solicit proxies from TechSys shareholders, either personally or by telephone, telegram, facsimile, electronic mail, or letter.

Record Date

          In accordance with New Jersey law, TechSys' by-laws and NASD rules, the close of business on September 14, 2001 has been fixed as the record date for determining the TechSys shareholders entitled to receive notice of and to vote at the annual meeting. At that time, 4,703,544 shares of TechSys common stock were outstanding, held by approximately 67 holders of record.

Voting Rights and Vote Required

          The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of TechSys common stock is necessary to constitute a quorum at the annual meeting. Directors of TechSys will be elected by a plurality of the vote of the outstanding shares of common stock present, in person or by proxy, and entitled to vote at the annual meeting. The affirmative vote of a majority of the votes cast by the holders of shares entitled to vote is required for approval of Item 2. An unvoted proxy submitted by a broker is sometimes referred to as a broker non-vote. As to any particular item, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present but will not be deemed to be counted as votes cast either FOR or AGAINST such item. You are entitled to one vote for each share of TechSys common stock you held as of the record date. Votes cast, either in person or by proxy, will be tabulated by First City Transfer Company, TechSys' transfer agent.

          The board urges you to complete, date and sign the accompanying proxy card and return it promptly in the enclosed, postage-paid envelope. If you do not submit the accompanying proxy card and if you do not vote in person at the annual meeting, your inaction will make it more difficult for TechSys to obtain a quorum at the annual meeting.

          As of the record date, directors and executive officers of TechSys and their affiliates beneficially owned 1,428,990 shares of TechSys common stock, or 30.38% of the outstanding TechSys common stock at that date.

Shareholder Proposals for Next Annual Meeting

           TechSys anticipates that TechSys' 2002 annual meeting of shareholders will be held in May, 2002. Any shareholder proposals intended to be presented at TechSys' 2002 annual meeting of shareholders must be received by TechSys at its principal executive offices at 147 Columbia Turnpike, Suite 109, Florham Park, New Jersey 07932 on or before March 1, 2002, which TechSys deems a reasonable time before TechSys begins to print and mail its proxy materials for such meeting, for consideration for inclusion in the proxy material for such annual meeting of shareholders.

Recommendation of the Board of Directors

           The TechSys board of directors recommends that you vote "FOR" the election of each of Martin G. Jacobs, M.D. and Stanley B. Amsterdam as Class I directors and "FOR" the amendment to TechSys' 2000 Incentive Compensation Plan.

ITEM 1

ELECTION OF CLASS I DIRECTORS

          The certificate of incorporation of TechSys requires that the board of directors be divided into three classes. The members of each class of directors serve for staggered three-year terms. The Class I directors, Martin G. Jacobs, M.D. and Stanley B. Amsterdam, are each currently serving three-year terms expiring as of the date of the annual meeting. The Class II director, Steven L. Trenk, is currently serving a three-year term expiring in 2002. The Class III directors, Alvin S. Trenk and Jeffrey B. Mendell, are each currently serving three-year terms expiring in 2003. Each of the current directors holds office until the expiration of their respective terms and until their respective successors are elected and qualified, or until death, resignation, or removal. Officers serve at the discretion of the board of directors.

          The board of directors proposes the re-election of Martin G. Jacobs, M.D. and Stanley B. Amsterdam as Class I directors. If elected, each nominee will serve for a three-year term expiring in 2004 and until their respective successors are elected and qualified, or until death, resignation, or removal.

Vote Required to Elect each Class I Director

          Nominees for Class I director will be elected upon the receipt of a plurality of votes cast by the holders of shares entitled to vote thereon. If either nominee becomes unable to serve or for good cause will not serve, an event that is not anticipated by TechSys, either the shares represented by the proxies will be voted for a substitute nominee or substitute nominees designated by the board of directors, or the board of directors may determine to reduce the size of the board of directors.

Board Recommendation

           The board of directors recommends that shareholders vote FOR each of the nominees for Class I directors.

Directors Standing for Election

Class I Directors

Martin G. Jacobs, M.D.	Director since 1993

           Martin G. Jacobs, M.D., 71, a founder of TechSys, is a physician engaged in the treatment of renal disease and hypertension. Dr. Jacobs is President of Nephrological Associates, P.A., which he founded in 1964. Dr. Jacobs has served as the Corporate Medical Director for TechSys and for TechTron since formation. Dr. Jacobs is the brother-in-law of Mr. A. Trenk and the uncle of Mr. S. Trenk.

Stanley B. Amsterdam	Director since 1998

           Stanley B. Amsterdam, 71, was the Product Manager for the elastic fabrics division of Guilford Mills, Inc., a Fortune 500 company based in New York and listed on the American Stock Exchange, a position he held for approximately 20 years. Guilford Mills is one of the world's largest manufacturers of elasticized fabrics to the automotive and apparel industries. Mr. Amsterdam was instrumental in the design and development of these and similar products during his tenure at Guilford Mills and at prior companies. Mr. Amsterdam spent his career as a leading sales and marketing executive responsible for development and oversight of national and international sales programs.

Directors Continuing in Office

Class II Director

Steven L. Trenk	Director since 1993

          Steven L. Trenk, 47, a founder of TechSys, has served as the President of TechSys and each of TechSys' subsidiaries, other than Renal Management, Inc., since October 1991, and Chairman of TechSys since September 2000. Mr. S. Trenk has served as Vice President for Business Development of TechTron from 1987 through October 1991 and, since December 1993, has served as the President of Alpha. Mr. S. Trenk served as Vice Chairman of Renal Management, a majority-owned subsidiary of TechSys, until its sale in 1998. Mr. S. Trenk is the Treasurer of Upper Manhattan Dialysis Center, Inc and also serves as the Vice President of Orange Y Associates, Inc. a real estate development company. Mr. S. Trenk is the son of Mr. A. Trenk and the nephew of Dr. Jacobs.

Class III Directors

Alvin S. Trenk	Director since 1993

          Alvin S. Trenk, 72, a founder of TechSys and TechTron, Inc., has served as a director of TechSys and of each of TechSys' current subsidiaries since formation, as Chief Executive Officer and Chairman of TechSys and each of TechSys' current subsidiaries until September 2000, and as Chairman of the Executive Committee since September 2000. In addition, Mr. A. Trenk is an officer and director of various corporations engaged in the ownership and development of real property and the operation of helicopter landing facilities, helicopter charter, air taxi, sightseeing and tour operations. Mr. A. Trenk is also a founding principal of Holding Capital Group, a 20 year old merchant banking firm based in New York City. Mr. A. Trenk is the father of Steven L. Trenk, TechSys' Chairman, President and Chief Operating Officer, and the brother-in-law of Martin G. Jacobs, M.D., TechSys' Corporate Medical Director.

Jeffrey B. Mendell	Director since 1994

          Jeffrey B. Mendell, 48, is the Chairman of the board of directors and Chief Executive Officer of JBM Realty Capital Corp. through which he acts as principal in the acquisition and development of commercial real estate. He was the President of National Realty & Development Corp., a privately-held corporation which owns and manages commercial real estate, from May 1992 to August 1996. Mr. Mendell also participates in various other business ventures.

Certain Biographical Information Concerning Executive Officers

          Mark N. Raab, 37, joined TechSys in 1995, was appointed Controller in 1997, Chief Financial Officer and Treasurer in 1998, and Secretary in 1999. From 1987 until joining TechSys, Mr. Raab worked in the banking industry in various positions, the last being Accounting Manager, the position he held with First Fidelity Bank N.A. Mr. Raab holds a Bachelor's degree in Business Administration.

Meetings of the Board and Committees

          During 2000, the board of directors held five meetings and acted by unanimous written consent on other occasions. Each of the directors attended or participated by teleconference in all meetings of the board of directors and meetings held by all committees of the board of directors of which each respective director was a member during the time he was serving as such during 2000. The board of directors has a compensation committee and an audit committee, but does not have a nominating committee or any committee performing the functions of such a committee.

          The compensation committee is comprised of Mr. Amsterdam and Mr. Mendell. The compensation committee provides recommendations concerning salaries and incentive compensation for executive officers and key personnel, and administers TechSys' equity incentive plans. All actions which would otherwise be taken by the compensation committee were taken by the full board of directors during 2000.

          The audit committee is comprised of Mr. Amsterdam and Mr. Mendell, each of whom is independent, as such term is defined under the rules of the National Association of Securities Dealers. The audit committee held one meeting during 2000. On June 14, 2000 the board of directors adopted a written charter for the audit committee, a copy of which was attached as Appendix A to the proxy statement solicited to the shareholders in connection with TechSys' 2000 annual meeting of shareholders.

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

           The following table sets forth certain information as of September 14, 2001, regarding the beneficial ownership of the common stock of TechSys and the common stock of TechTron by each director and named executive officer, and by all directors and executive officers as a group, and by each person known to be the beneficial owner of more than five percent of the outstanding common stock. TechSys has been advised that each beneficial owner listed below has sole voting and dispositive power with respect to such shares unless otherwise noted in the footnotes below.

                                                                                         Percent of
                                         Amount and Nature of                            Outstanding
                                         Beneficial Ownership                            Common Stock
                                         --------------------                            ------------

Name and Address                  TechSys             TechTron                 TechSys              TechTron
of Beneficial Owner            Common Stock         Common Stock            Common Stock          Common Stock
-------------------            ------------         ------------            ------------          ------------

Alvin S. Trenk(1)                   798,100 (2)             975               39.89%                  97.50%

Steven L. Trenk(1)                  776,000 (3)             975               39.30%                  97.50%

Martin G. Jacobs, M.D.(1)           775,000 (4)             975               39.29%                  97.50%

TechTron, Inc.(1)                 1,377,405 (5)              --               29.28%                  --

Lazar & Company, I.G. LLC         1,050,000 (6)              --               18.91%                  --
One Penn Plaza - 36th Floor
New York, NY 10119

Fuel Cell Companies, Inc.           780,000 (7)              --               16.58%                  --
276 Belmont Place
Mahwah, NJ 07430

Jeffrey B. Mendell(1)               220,000 (8)              --                4.47%                  --

Mark N. Raab(1)                     120,000 (9)              --                2.49%                  --

Stanley B. Amsterdam(1)             112,485(10)              --                2.34%                  --

H. William Gordon(1)                      0(11)              --                  --                   --

All Directors and Officers
   as a Group (6 persons)         4,178,990                 975               56.07%                  97.50%
------------------

(1)	The address of such beneficial owner is 147 Columbia Turnpike, Suite 109, Florham Park, New Jersey 07932.

(2)	Mr. A. Trenk serves as a director of TechSys. Includes (i) 450,000 shares issuable upon exercise of a warrant exercisable at $3.00 per share which was issued as an additional incentive for Mr. A. Trenk to help TechSys complete transactions in the technology sector (the warrant is subject to certain vesting criteria based upon TechSys' Market Capitalization, as such term is defined in the warrant), (ii) 150,000 shares issuable upon exercise of options exercisable at $1.4375 per share which were issued under TechSys' 1997 Equity Incentive Plan, and (iii) 150,000 shares issuable upon exercise of options exercisable at $1.875 which were issued under the 1997 Plan. Does not include 180,000 shares issuable upon exercise of warrants held by Holding Capital Management, LLC, an entity in which Mr. A. Trenk holds 10% of the outstanding securities. Mr. A. Trenk may also be considered to beneficially own, and to have shared investment and voting power with respect to, all shares of common stock owned by TechTron.

(3)	Mr. S. Trenk serves as Chairman, President, Chief Operating Officer and a director of TechSys. Represents (i) 450,000 shares issuable upon exercise of a warrant exercisable at $3.00 per share which was issued as an additional incentive for Mr. S. Trenk to help TechSys complete transactions in the technology sector (the warrant is subject to certain vesting criteria based upon TechSys' Market Capitalization, as such term is defined in the warrant), (ii) 150,000 shares issuable upon exercise of options exercisable at $1.4375 per share which were issued under the 1997 Plan, (iii) 104,000 shares issuable upon exercise of options exercisable at $1.875 per share which were issued under the 1997 Plan, (iv) 46,000 shares issuable upon exercise of options exercisable at $1.15625 per shares which were issued under the 1997 Plan, (v) 25,000 shares issuable upon exercise of options exercisable at $1.875 per share which were issued under TechSys' 1994 Long Term Incentive Award Plan, and (vi) 1,000 shares held in the name of Mr. S. Trenk's children. Mr. S. Trenk may also be considered to beneficially own, and to have shared investment and voting power with respect to, all shares of common stock owned by TechTron.

(4)	Dr. Jacobs serves as Corporate Medical Director and a director of TechSys. Represents (i) 450,000 shares issuable upon exercise of a warrant exercisable at $3.00 per share which was issued as an additional incentive for Dr. Jacobs to help the company complete transactions in the technology sector (the warrant is subject to certain vesting criteria based upon TechSys' Market Capitalization, as such term is defined in the warrant), (ii) 150,000 shares issuable upon exercise of options exercisable at $1.4375 per share which were issued under the 1997 Plan, (iii) 101,000 shares issuable upon exercise of options exercisable at $1.875 per share which were issued under the 1997 Plan, (iv) 49,000 shares issuable upon exercise of options exercisable at $1.15625 per share which were issued under the 1997 Plan, and (v) 25,000 shares issuable upon exercise of options exercisable at $1.875 per share which were issued under the 1994 Plan. Dr. Jacobs may also be considered to beneficially own, and to have shared investment and voting power with respect to, all shares of common stock owned by TechTron.

(5)	Represents shares of common stock held by TechTron, Inc., a principal shareholder of TechSys. Alvin S. Trenk, Steven L. Trenk and Martin G. Jacobs, M.D., officers and directors of TechSys, are officers, directors and principal stockholders of TechTron and directly own an aggregate of approximately 97.5% of the outstanding common stock of TechTron. Messrs. Trenk and Dr. Jacobs are treated as a group herein for purposes of determining beneficial ownership.

(6)	Represents (i) 200,000 shares of common stock and (ii) a warrant to purchase up to 850,000 shares of common stock exercisable at $3.00 per share issued pursuant to a Securities Purchase Agreement dated June 2, 2000, as amended December 5, 2000.

(7)	Represents 780,000 shares of common stock held by Fuel Cell Companies, Inc. ("FCCI") issued pursuant to an Exchange Agreement dated as of August 2, 2001 by and between TechSys, FCCI, and the executive officers of FCCI.

(8)	Mr. Mendell serves as a director of TechSys. Represents (i) 80,000 shares issuable upon exercise of options issued in increments of 10,000 shares annually under the Directors' Plan exercisable at $5.75, $5.875, $3.875, $1.00, $2.00, $3.9375 $3.875 and $1.40 per share, (ii) 40,000 shares issuable upon exercise of options exercisable at $1.875 per share, (iii) 50,000 shares issuable upon exercise of options exercisable at $1.4375 issued under the 1997 Plan, and (iv) 50,000 shares issuable upon exercise of options exercisable at $3.50 per share which were issued under the 2000 Plan.

(9)	Mr. Raab serves as Chief Financial Officer and Secretary of TechSys. Represents (i) 250 shares issuable upon exercise of options exercisable at $1.875 per share, 2,500 shares issuable upon exercise of options exercisable at $1.75 per share, 10,000 shares issuable upon exercise of options exercisable at $2.00 per share, 37,250 shares issuable upon exercise of options exercisable at $2.375 per share, and 25,000 shares issuable upon exercise of options exercisable at $2.00 per share which were issued under the 1997 Plan, and (ii) 20,000 shares issuable upon exercise of options exercisable at $3.50 per share and 25,000 shares issuable upon exercise of options exercisable at $1.31 per share which were issued under the 2000 Plan.

(10)	Mr. Amsterdam serves as a director of TechSys. Includes (i) 40,000 shares issuable upon exercise of options issued in increments of 10,000 shares annually under the Directors' Plan exercisable at $2.00, $3.9375, $3.875, and $1.40 per share, (ii) 20,000 shares issuable upon exercise of options exercisable at $2.375 per share issued under the 1997 Plan, and (iii) 50,000 shares issuable upon exercise of options excercisable at $3.50 per share which were issued under the 2000 Plan.

(11)	Mr. Gordon was hired as TechSys' Chief Executive Officer in September 2000. In connection with the termination of Mr. Gordon's employment in December 2000, all options issued to Mr. Gordon were canceled.

EXECUTIVE COMPENSATION

          The following table sets forth certain compensation information for all persons serving as Chief Executive Officer of TechSys in the last fiscal year and the other most highly compensated executive officers of TechSys for services rendered in all capacities during the three fiscal years ended December 31, 2000, 1999, and 1998:

                                                          Summary Compensation Table(1)
                                                          -----------------------------

                                             Annual Compensation              Long-Term Compensation
                                         -----------------------------      ---------------------------

                                                                                       Common Stocks
                                                                                         Underlying
Name and Principal Position              Fiscal Year       Salary             Bonus     Options/SARs
---------------------------------------- ----------------- ----------       ---------- -------------

Alvin S. Trenk                              2000          $  300,000(2)            --     450,000
     Director and                           1999             300,000(2)            --          --
     Chairman of the Executive              1998             300,000(2)            --     150,000
     Committee

Steven L. Trenk                             2000          $  250,000               --     450,000
     Chairman, President and                1999             250,000               --          --
     Chief Operating Officer                1998             189,615               --     150,000

Martin G. Jacobs, M.D.                      2000          $  111,000               --     450,000
     Corporate Medical Director             1999             111,000               --          --
                                            1998             115,269               --     150,000

H. William Gordon (3)                       2000          $   97,500       $   75,000          --
      Chief Executive Officer               1999                  --               --          --
                                            1998                  --               --          --
(1)	See “Certain Relationships and Related Transactions” for additional information with respect to benefits received by certain members of management of TechSys.

(2)	Paid to Trenk Enterprises, Inc. See "Compensation Arrangements."

(3)	As of December 20, 2000, Mr. Gordon was no longer an officer or employee of TechSys. In connection with the termination of the employment of Mr. Gordon, TechSys has made a demand for the repayment of bonus amounts paid to him in connection with his employment agreement.

Aggregated Option/SAR Exercises and Last Fiscal Year and
Fiscal Year-End Option/SAR Values

          The following table summarizes for each of the named executive officers the number of stock options, if any, exercised during the fiscal year ended December 31, 2000, the aggregate dollar value realized upon exercise, the total number of securities underlying unexercised options, if any, held at December 31, 2000 and the aggregate dollar value of in-the-money unexercised options, if any, held at December 31, 2000. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise or base price of the option. Value of unexercised, in-the-money options at fiscal year-end is the difference between the exercise or base price and the fair market value of the underlying stock on December 31, 2000. The last sale price of the Common Stock on December 31, 2000 was $1.1875. The values in the column "Value of Unexercised In-The-Money Options/SARs at FY-End and Interim Period End" have not been, and may never be, realized. The underlying options have not been, and may not be, exercised, and actual gains, if any, on exercise will depend upon the value of the underlying stock on the date of exercise.

          No options were exercised by the named executive officers during the 2000 fiscal year. The following table sets forth information regarding the value of unexercised options held by the named executive officers of TechSys.

                    NUMBER OF SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                    UNEXERCISED OPTIONS/SAR AT                 IN-THE-MONEY OPTIONS/SARS AT
                    FY-END AND INTERIM PERIOD END (1)          FY-END AND INTERIM PERIOD END (1)
NAME                  EXERCISABLE    UNEXERCISABLE             EXERCISABLE      UNEXERCISABLE
----                  ------------   -------------             -----------      --------------
Alvin S. Trenk         356,250         393,750                 $      0         $         0
Steven L. Trenk        381,250         393,750                    1,438                   0
Martin G. Jacobs       381,250         393,750                    1,531                   0
H. William Gordon (2)    --              --                          --                  --
----------------------
(1)	Securities represent shares of common stock underlying options.

(2)	All options issued to Mr. Gordon were canceled upon the termination of his employment in December of 2000.
                                             Option/SAR Grants in Last Fiscal Year
                                             -------------------------------------

                                NUMBER OF
                                SECURITIES         % OF TOTAL
                                UNDERLYING        OPTIONS/SARS       EXERCISE OR
                               OPTIONS/SARS        GRANTED TO         EMPLOYEES        EXPIRATION
NAME                            GRANTED (1)        EMPLOYEES         PRICE ($/SH)          DATE
----                            -----------        ---------         ------------          ----
 Alvin S. Trenk                  450,000               24%           $    3.00           8/21/2005
 Steven L. Trenk                 450,000               24%                3.00           8/21/2005
 Martin G. Jacobs                450,000               24%                3.00           8/21/2005
 H. William Gordeon (2)            --                  --                  --                 --
(1)	Securities represent shares of common stock underlying options.

(2)	All options issued to Mr. Gordon were canceled upon the termination of his employment in December of 2000.

Report on Repricing of Options

           In February 1996, the board of directors of TechSys, on the recommendation of the compensation committee, adopted a stock option plan (the contingent plan) substantially similar to the 1997 Plan and granted certain options thereunder. The board of directors conditioned the effectiveness of the contingent plan on approval by the shareholders of TechSys within twelve months after adoption.

           At the time of the adoption of the contingent plan, the board of directors granted options under the 1994 Plan to officers of TechSys and granted options, subject to shareholder approval, to officers, directors, and substantially all employees of TechSys under the contingent plan. Options were granted to employees generally to reward them for the services they had performed for TechSys in connection with the prio operations of TechSys, the efforts they expended at the time of TechSys' reorganization and initial public offering, and as a future incentive to the employees. Options were granted under the 1994 Plan and the contingent plan to officers and directors of TechSys for substantially the same reasons that options were granted to employees generally and, in addition, to reward certain of those officers and for voluntarily decreasing their pay for the benefit of TechSys and for undertaking obligations under various guarantees on behalf of TechSys. The contingent plan was not approved by the shareholders within twelve months of approval by the board of directors. Accordingly, in February 1997, the board of directors adopted the 1997 Plan. At the time of adoption of the 1997 Plan, the board of directors granted options to substantially all officers, directors and employees to whom options were granted under the contingent plan at the then current fair market value for substantially the same reasons for which the grants were originally made under the contingent plan. In addition, the board of directors believed that those officers who had received grants in 1996 under the 1994 Plan should be accorded the same reduction in exercise price as those officers, directors and employees who were conditionally granted options under the contingent plan. As a result, at the time of the adoption of the 1997 Plan, the board of directors also repriced all options previously granted under the 1994 Plan, which options were not exercisable on or before the sixth month following the repricing.

Report of Audit Committee

           The audit committee of the board of directors is comprised entirely of independent directors. Consistent with Nasdaq rules, effective June 1, 2001, the audit committee consisted of two independent directors. Its primary function is to oversee TechSys’ system of internal controls, financial reporting practices, and audit function to ensure their quality, integrity, and objectivity. The board of directors has adopted and approved a written charter for the audit committee.

           For 2000, the audit committee reviewed the overall audit scope, plans and results of the audit engagement. The committee also met with the independent auditors to discuss the year’s audit. In addition, the committee reviewed and discussed TechSys’ annual financial statements with management before issuance.

           The audit committee has discussed with the independent auditors the matters required to be discussed by SAS 61, Communication with Audit Committees, of the Auditing Standards Board of the American Institute of Certified Public Accountants, to the extent applicable. The Audit Committee has also received and reviewed the written disclosures and confirmation from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, of the Independence Standards Board, and has discussed with the auditors the auditors’ independence.

          Based on the foregoing review and discussions, and in reliance on Section 14A:6-14(2) of the New Jersey Business Corporation Act permitting reliance on the reports prepared by an independent public accountant or firm of such accountants, the audit committee recommended to the board of directors that the audited financial statements for the year ended December 31, 2000 be included in TechSys’ annual report on Form 10-KSB.

Audit Committee

Jeffrey B. Mendell, Chairman Stanley B. Amsterdam

Independent Auditors

           Representatives from Arthur Andersen LLP, TechSys' current independent auditors and the independent auditors selected to make an examination of the accounts of TechSys for the year ended December 31, 2000, will be present at the annual meeting, will be available to respond to appropriate questions, and may make a statement if they so desire.

Audit Fees

           The fees billed for services rendered for TechSys by Arthur Andersen LLP for the fiscal year ended December 31, 2000 were as follows:

Audit Fees

Audit Fees	$ 75,000

Financial Information Systems Design and Implementation Fees	$ 0

All Other Fees	$ 111,800

           The Audit Committee has considered whether the provision of the services covered under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above is compatible with maintaining the auditor's independence.

Director Compensation

           The non-employee directors of TechSys receive compensation of $1,000 per meeting of the board of directors attended and $500 for each meeting of a committee of the board of directors which they attend as a committee member. Directors are entitled to participate in the Directors' Plan and certain directors received options to acquire common stock pursuant to the 2000 and 1997 Plans.

Compensation Arrangements

Employment Agreements

          TechSys entered into a consulting agreement with Trenk Enterprises, Inc. dated as of April 1, 1994. Trenk Enterprises is wholly-owned by Alvin S. Trenk. Under the terms of the agreement, Trenk Enterprises agreed to make Mr. A. Trenk available to serve as the chairman of the board of directors and chief executive officer and director of any of the subsidiaries of TechSys, and to serve as a shareholder, officer and director of any entity to which TechSys provides services, equipment, and supplies. Mr. A. Trenk is required to perform up to 750 hours of service per year. The Trenk Enterprises consulting agreement provides for payments by TechSys to Trenk Enterprises of a fee of $300,000 per year plus such cash bonuses as may be determined by the board of directors. The Trenk Enterprises consulting agreement has an initial term of five years which automatically renews for an additional year on every anniversary date unless such renewal is terminated by the board of directors in writing not less than 90 days prior to the anniversary date or unless the Trenk Enterprises consulting agreement is otherwise terminated pursuant to its terms. TechSys has agreed to permit the employees of Trenk Enterprises to participate in employee benefit plans established for senior management of TechSys. TechSys has also agreed to make payments, not in excess of $1,500 per month, for an automobile for Mr. A. Trenk's use, to pay for $1,000,000 of term life insurance for Mr. A. Trenk, the beneficiary of which will be TechSys, to pay for disability insurance for Mr. A. Trenk and to permit Mr. A. Trenk to participate in stock option plans consistent with other members of senior management of TechSys. The Trenk Enterprises consulting agreement terminates upon the death of Mr. A. Trenk and may be terminated by TechSys upon his disability.

          Steven L. Trenk entered into an employment agreement with TechSys, dated as of April 1, 1994, providing for an annual base salary of $150,000 for serving as President of TechSys and its subsidiaries on an essentially full-time basis. In May 1998, the board of directors amended the employment agreement and increased Mr. S. Trenk's annual base salary to $250,000. In addition, Mr. S. Trenk is entitled to receive an annual bonus equal to 10% of TechSys' pre-tax income in excess of the prior year's pre-tax income, up to 100% of base salary. The amended employment agreement has an initial term of five years and renews for an additional one year term on every anniversary date, unless terminated by the board of directors in writing no later than 90 days prior to the end of the initial or any renewal term unless sooner terminated upon the death or disability of Mr. S. Trenk. TechSys has also agreed to permit Mr. S. Trenk to participate in any employee benefit plans established for senior management employees of TechSys, to make payments not in excess of $1,500 per month on an automobile for his use, to pay for $1,000,000 term life insurance for Mr. S. Trenk, the beneficiary of which will be TechSys, to pay for disability insurance for Mr. S. Trenk, and to permit Mr. S. Trenk to participate in stock option plans consistent with other members of senior management of TechSys. Under the terms of Mr. S. Trenk's amended employment agreement, Mr. S. Trenk is entitled to terminate his employment if there is a "change of control" of TechSys. If Mr. S. Trenk terminates his employment as a result of a change of control, he will be entitled to receive all amounts due to him from TechSys to the date of termination plus two years' base salary, payable in cash in two lump sum payments.

          A "change of control" pursuant to the amended employment agreement includes, among other things:

•	the approval by the public shareholders of TechSys of a merger, as a result of which the shareholders of TechSys immediately prior to such approval do not, immediately after the consummation of such transaction, own more than 50% of the voting stock of the surviving entity;

•	the acquisition, other than from TechSys directly, by any person or group (other than Messrs. Trenk, or Dr. Jacobs, or their respective family members or any person in which any of them individually or collectively holds 30% or more of the voting stock) of beneficial ownership of 50% or more of the outstanding common stock, or

•	if the individuals who serve on the board of directors as of the date of the employment agreement no longer constitute a majority of the members of the board of directors, provided, however, that any person who becomes a director subsequent to the date of the employment agreement who is elected to fill a vacancy by a majority of the individuals then serving on the Board shall be considered as if such person was a member prior to the commencement date.

           Martin G. Jacobs, M.D. entered into a medical director agreement with TechSys dated as of April 1, 1994, as amended. The medical director agreement provides for an annual base salary of $111,000 for serving as Corporate Medical Director and agreeing to devote not less than 500 hours per year to the business of TechSys. The medical director agreement has an initial one year term and renews every anniversary thereafter, unless terminated by the board of directors in writing no later than 90 days preceding the anniversary date. The medical director agreement also provides that Dr. Jacobs shall participate in any employee benefit plans established for senior management employees of TechSys. TechSys has also agreed to make payments not in excess of $500 per month for an automobile for Dr. Jacob's use, to pay for disability insurance for Dr. Jacobs and to permit Dr. Jacobs to participate in stock option plans consistent with other members of senior management of TechSys. The medical director agreement terminates upon the death of Dr. Jacobs and may be terminated by TechSys upon his disability.

           Mr. A. Trenk, Mr. S. Trenk, and Dr. Jacobs have agreed that during the term of their respective compensation agreements discussed above, he will not, directly or indirectly, engage in business activities that are competitive with TechSys' activities in any county of any state in the United States, or any country outside of the United States, in which, during employment, TechSys conducted any material business or in which its customers were located. In addition, each has agreed that he will not solicit or accept business from any customers of TechSys or hire any employees of TechSys and will maintain TechSys' proprietary information during the term of his compensation agreement and for at least one year after the expiration of such agreement.

Compensation Plans

           Directors' Stock Option Plan

           The TechSys Directors' Stock Option Plan covers 200,000 shares of common stock. The Directors' Plan is intended to encourage directors who are not on the active salaried payroll of TechSys to invest in the common stock of TechSys in order to promote long-term shareholder value and increase the non-employee directors' personal interest in the continued success and progress of TechSys.

          The Directors' Plan provides that on July 1 of each year, commencing on July 1, 1994, each non-employee directors automatically and without necessity of any action by the board of directors, receives a non-statutory option for 10,000 shares of common stock with an exercise price per share equal to the fair market value of a share as of the date of grant of the option. The option is exercisable upon payment of the exercise price in cash at any time during the period commencing one year after the date the option is granted and terminating ten years after the date of grant, provided that the person exercising the option has been at all relevant times a member of the board of directors. A non-employee director must exercise such director's option (to the extent it is then exercisable) prior to the earlier of three years after leaving the board of directors or the expiration date of the option.

Upon the death of a non-employee director, the option must be exercised prior to the earlier of one year after death or the expiration date of the option. Unless sooner terminated by the board of directors, the Directors' Plan terminates in 2004.

           1994 Long-Term Incentive Award Plan

           The TechSys 1994 Long-Term Incentive Award Plan covers 300,000 shares of common stock pursuant to which officers and key employees of TechSys designated as senior executives are eligible to receive incentive and/or non-statutory stock options, awards of shares of common stock and stock appreciation rights (SARs). The 1994 Plan, which expires in 2004, is generally administered by the compensation committee designated by the board of directors. The board of directors in its entirety may also administer the 1994 Plan. The purposes of the 1994 Plan are to assist in attracting, retaining, and motivating senior executives and to promote the identification of their interests with those of the shareholders of TechSys. Incentive stock options and SARs granted under the 1994 Plan are generally exercisable during the period commencing six months after the date the option is granted and terminating ten years after the date of grant. The exercise prices for incentive stock options are not less than the fair market value of the common stock on the date of the grant. A SAR may be exercised only when the fair market value of a share exceeds either the fair market value per share on the date of grant of the SAR or the base price of the SAR (which is determined by the compensation committee) if it is not a SAR related to an option. A SAR related to an option may be exercised only when and to the extent the option is able to be exercised. No participant in the 1994 Plan is entitled to receive grants of options, SARs and awards of incentive shares in the aggregate exceeding 25,000 shares in any one year.

           1997 Equity Incentive Plan

          The TechSys 1997 Equity Incentive Plan covers 2,500,000 shares of common stock pursuant to which employees of TechSys and its subsidiaries and other persons who are in a position to make a significant contribution to TechSys and its subsidiaries are eligible to receive incentive and/or non-qualified options, awards of shares of common stock and SARs. The 1997 Plan, which expires in 2007 is generally administered by the compensation committee designated by the board of directors. The board of directors in its entirety may also administer the 1997 Plan. The purposes of the 1997 Plan are to assist in attracting, retaining, and motivating persons who can make a significant contribution to TechSys and to promote the identification of their interests with those of the shareholders of TechSys. Pursuant to the terms of the 1997 Plan, TechSys may grant awards in the form of incentive stock options, non-statutory stock options, stock appreciation rights, awards of shares for no cash consideration subject to certain restrictions or awards of shares to be delivered in the future to employees of TechSys and others who may be in a position to make a significant contribution to TechSys. Incentive stock options, however, may only be issued to employees of TechSys. Stock options granted under the 1997 Plan are generally exercisable during the period commencing six months after the date of grant of the option and terminate ten years after the date of grant (five years in the case of an option granted to a holder of 10% of the issued and outstanding shares of TechSys). Non-qualified options are generally exercisable at an exercise price which is not less than the fair market value of the common stock on the date of grant. SARs granted under the 1997 Plan are exercisable during the period established by the committee (except in the event of death or disability of the holder), or in the case of a SAR related to an option, the expiration of the related option. A SAR may be exercised only when the fair market value of a share exceeds either the fair market value per share on the date of grant of the SAR or the base price of the SAR (which is determined by the compensation committee) if it is not a SAR related to an option. A SAR related to an option may be exercised only when and to the extent the option exercisable.

           2000 Incentive Compensation Plan

          TechSys' 2000 Incentive Compensation Plan presently covers 3,500,000 shares of common stock pursuant to which employees of TechSys and its subsidiaries and other persons who are in a position to make a significant contribution to TechSys and its subsidiaries are eligible to receive incentive and/or non-qualified options, awards of shares of common stock and SARs. The 2000 Plan, is generally administered by a committee designated by the board of directors. The board of directors in its entirety may also administer the 2000 Plan. The purposes of the 2000 Plan are to assist in attracting, retaining, and rewarding high-quality executives, employees and other persons who provide services to TechSys and/or its subsidiaries and to promote the identification of their interests with those of the shareholders of TechSys. Pursuant to the terms of the 2000 Plan, TechSys may grant awards in the form of incentive stock options, non-statutory stock options, stock appreciation rights, awards of shares for no cash consideration subject to certain restrictions or awards of shares to be delivered in the future to employees of TechSys and others who may be in a position to make a significant contribution to TechSys. Options are generally exercisable at an exercise price which is not less than the fair market value of the common stock on the date of grant. SARs granted under the 2000 Plan are exercisable during the period established by the committee (except in the event of death or disability of the holder), or in the case of a SAR related to an option, the expiration of the related option. In addition, a SAR may be exercised only when the fair market value of a share exceeds either the fair market value per share on the date of grant of the SAR or the base price of the SAR (which is determined by the committee) if it is not a SAR related to an option. A SAR related to an option may be exercised only when and to the extent the option is able to be exercised.

            401(k) Plan

          In January 1994, TechSys adopted a salary deferral and savings plan which is qualified under section 401(a) of the Internal Revenue Code of 1986, as amended, and includes a qualified cash or deferred arrangement under Section 401(k) of the Code. Subject to limits set forth in the Code, an employee who meets certain age and service requirements may participate in the salary deferral and savings plan by contributing through payroll deductions up to 15% of compensation into an account-established for the participating employee and may allocate amounts in such account among a variety of investment vehicles. TechSys makes matching contributions to an employee's account in an amount of up to and including 10% of the first 6% of the compensation contributed by each employee. The salary deferral and savings plan also provides for loans to, and withdrawals by, participating employees, subject to certain limitations.

Certain Relationships And Related Transactions

Dry Cleaning Transactions

          On November 16, 1999, TechSys sold its majority interest in United Dry Cleaning, LLC to UDC Acquisition Corp, Inc., an Arizona corporation, pursuant to terms of a stock purchase agreement. The majority of the outstanding common stock of UDC Acquisition is owned by Jeffrey M. Trenk, brother of Steven L. Trenk, son of Alvin S. Trenk and nephew of Martin G. Jacobs, M.D. (collectively, the "Certain Executive Officers.") The aggregate purchase price for TechSys' stock interest, $10,000, was offset against amounts due to Jeffrey M. Trenk from TechSys.

          Under the terms of the sale, UDC Acquisition acquired substantially all of the assets and liabilities of United Dry Cleaning at the time of sale. The sale included net fixed assets of $199,292, a write-off of net goodwill of $588,959 offset by a relief from liabilities of $1,544,015. In 2000, TechSys recognized a gain related to the sale of $755,764 after UDC Acquisition notified TechSys that it had executed a settlement agreement with the former owners. As of December 31, 2000, TechSys had advanced $6,349 to UDC Acquisition, net of repayments. TechSys has obtained a demand promissory note for the advances. The note bears interest at a rate of 8% per annum and has been guaranteed by Jeffrey M. Trenk, President of UDC Acquisition.

          Jeffrey M. Trenk currently provides consulting services to TechSys' dry cleaning operation and is paid approximately $120,000 per year. On March 21, 2000, TechSys awarded 30,000 shares of TechSys' common stock, valued at $180,000, as additional compensation to Jeffrey M. Trenk.

Insider Loans

          In 1998 and 1997, respectively, TechSys loaned $350,000 and $35,000 to the president of TechSys. The president executed promissory notes for these advances which were due and payable in full within one year. In 1999, TechSys received $55,000 representing payment of the 1997 loan and partial payment of the 1998 advances. The notes relating to the 1998 advances bear interest at a rate imputed by the Internal Revenue Service for instruments having a maturity of one or more years (4.33% to 5.58%). TechSys has extended the term of the notes to be payable on or before December 31, 2002.

Transactions with TechTron

          As of June 30, 2001, TechSys has advanced $355,022 (net of repayments) to TechTron, Inc., a company of which most of the outstanding shares are owned by certain executive officers of TechSys. TechSys has obtained demand promissory notes from TechTron for all of the advances. TechTron has notified TechSys that it has received proceeds from settled litigation and intends to repay TechSys for advances made by TechSys to TechTron. TechSys received payments aggregating $200,000 in 2000 from TechTron which were applied towards principal amounts due from TechTron. Repayment of remaining amounts due from TechTron are anticipated in 2001. Most of the notes issued in connection with these advances bear interest at a rate of 8% per annum. All amounts due from TechTron are unsecured and are guaranteed by certain executive officers.

Former Dialysis Business

          On January 29, 1998 (the "First RRI Closing"), TechSys received approximately $2,665,000 from Upper Manhattan Dialysis Center, Inc. ("UMDC"), a former consulting customer of TechSys. Subsequent to the First RRI Closing, TechSys received additional payments aggregating $415,082 in 2000 and $310,000 in 1998 from UMDC through December 31, 2000. In February 2001, RRI paid UMDC additional amounts aggregating approximately $3,279,000, representing the remainder of the purchase price less the net value of certain current assets retained by UMDC. In connection with the payments made to UMDC by RRI, TechSys received $1,279,890 in additional payments due from UMDC. In April 2001, TechSys received an additional payment of $600,000 from UMDC as repayment of all remaining amounts due from UMDC as well as amounts assigned to TechSys by certain executive officers. Accordingly, for the six months ended June 30, 2001 and for the year ended December 31, 2000, respectively, TechSys recorded $600,000 and $1,694,972 in additional revenues related to payments from UMDC in 2001 and 2000 not previously recorded as receivables due to realization uncertainties.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires TechSys' directors, executive officers, and shareholders who beneficially own more than 10% of any class of equity securities of TechSys registered pursuant to Section 12 of the Exchange Act to file initial reports of ownership and reports of changes in ownership with respect to TechSys' equity securities with the Securities and Exchange Commission. All reporting persons are required by Commission regulation to furnish TechSys with copies of all reports that such reporting persons file with the Commission pursuant to Section 16(a). Based on a review of these filings, TechSys believes that all required filings were timely made.

ITEM 2

PROPOSED AMENDMENT TO THE
2000 INCENTIVE COMPENSATION PLAN

          The board of directors, subject to shareholder approval, has approved an amendment to TechSys' 2000 Incentive Compensation Plan (the "2000 Plan"), to increase the number of shares of common stock subject to the plan by an aggregate of 3,500,000 shares, from 3,500,000 to 7,000,000 shares. The board of directors considers the original amount of shares authorized under the plan insufficient to carry out the purposes of the plan. The 2000 Plan has been modified to reflect TechSys' name change from Continental Choice Care, Inc., effective August, 2000.

           The 2000 Plan was originally adopted by the board of directors and was approved by the shareholders of TechSys on August 16, 2000. The board of directors believes that an increase in the number of shares subject to the plan will assist TechSys in attracting, retaining, and rewarding high-quality executives, employees and other persons who provide services to TechSys. By enabling such persons to acquire or increase a proprietary interest in TechSys, the board of directors believes that the mutuality of interests between such persons and the shareholders would strengthen and such persons would have annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value.

           A general discussion of the principal terms of the plan and the proposed amendment are set forth below. This discussion is qualified in its entirety by the full text of the plan, as amended, a copy of which is attached to this proxy statement as Appendix A.

Summary of Material Features of 2000 Plan

           The 2000 Plan presently covers 3,500,000 shares of common stock and, subject to shareholder approval, will cover 7,000,000 shares of common stock, pursuant to which employees of TechSys and its subsidiaries and other persons who are in a position to make a significant contribution to TechSys and its subsidiaries are eligible to receive incentive and/or non-qualified options, awards of shares of common stock and SARs. The plan is generally administered by a committee of directors designated by the board of directors (the "Committee"). The board of directors in its entirety may also administer the plan.

          The purposes of the plan are to assist in attracting, retaining, and rewarding high-quality executives, employees and other persons who provide services to TechSys and/or its subsidiaries and to promote the identification of their interests with those of the shareholders of TechSys. The plan authorizes TechSys to grant awards in the form of incentive stock options, non-statutory stock options, stock appreciation rights, awards of shares for no cash consideration subject to certain restrictions or awards of shares to be delivered in the future to employees of TechSys and others who may be in a position to make a significant contribution to TechSys.

           Types of Awards. The terms of the plan provide for grants of stock options, stock appreciation rights ("SARs"), restricted stock, deferred stock, other stock-related awards, and performance or annual incentive awards that may be settled in cash, stock, or other property ("Awards").

           Shares Subject to the Plan and Annual Limitations. Under the 2000 Plan, the total number of shares of TechSys common stock reserved and available for delivery to participants in connection with Awards is presently 3,500,000 and, subject to shareholder approval, will be 7,000,000, with respect to which incentive stock options may be granted. Shares of common stock subject to an Award that is canceled, expired, forfeited, settled in cash, or otherwise terminated without a delivery of shares to the participant, including common stock withheld or surrendered in payment of any exercise or purchase price of an Award or taxes relating to an Award, will again be available for Awards under the 2000 Plan. Common stock issued under the 2000 Plan may be either authorized and unissued shares or treasury shares.

           The 2000 Plan imposes individual limitations on the amount of certain Awards. Under these limitations, during any fiscal year the number of options, SARs, shares of restricted stock, shares of deferred stock, shares of Common Stock issued as a bonus or in lieu of other Company obligations, and other stock-based Awards granted to any one participant shall not exceed one million shares for each type of such Award, subject to adjustment in certain circumstances. The maximum amount that may be earned as a final annual incentive award or other cash Award in any fiscal year by any one participant is $3 million, and the maximum amount that may be earned as a final performance award or other cash Award in respect of a performance period by any one participant is $5 million.

           The Committee is authorized to adjust the number and kind of shares subject to the aggregate share limitations and annual limitations under the 2000 Plan and subject to outstanding Awards (including adjustments to exercise prices and number of shares of options and other affected terms of Awards) in the event that a dividend or other distribution (whether in cash, shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affects the common stock so that an adjustment is appropriate. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or in response to changes in applicable laws, regulations, or accounting principles.

           Eligibility and Administration. Executive officers and other officers and employees of TechSys or any subsidiary, including any such person who may also be a director of TechSys, and other persons who provide services to TechSys and/or its subsidiaries shall be eligible to be granted Awards under the 2000 Plan. Currently, approximately 31 persons will be eligible to be granted Awards under the 2000 Plan. The 2000 Plan will be administered by the Committee except to the extent the board of directors elects to administer the 2000 Plan. The Committee will be comprised of two or more directors designated by the board each of whom, unless otherwise determined by the board, will be a "non-employee director" and an "outside director" within the meaning of Rule 16b-3 under the Exchange Act and Section 162(m) of the Internal Revenue Code, respectively. Subject to the terms and conditions of the 2000 Plan, the Committee is authorized to select participants, determine the type and number of Awards to be granted and the number of shares of common stock to which Awards will relate, specify times at which Awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof), set other terms and conditions of such Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the 2000 Plan, and make all other determinations that may be necessary or advisable for the administration of the 2000 Plan.

          Stock Options and SARS. The Committee is authorized to grant stock options, including both incentive stock options ("ISOs") and non-qualified stock options, and SARs entitling the participant to receive the excess of the fair market value of a share of common stock on the date of exercise over the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR is determined by the Committee, but must not be less than the fair market value of a share of common stock on the date of grant (except to the extent of in-the-money awards or cash obligations surrendered by the participant at the time of grant). The maximum term of each option or SAR may not exceed ten years. Options may be exercised by payment of the exercise price in cash, common stock, outstanding Awards, or other property (possibly including notes or obligations to make payment on a deferred basis) having a fair market value equal to the exercise price, as the Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the Committee.

           Restricted Stock, Deferred Stock and Dividend Equivalents. The Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of Common Stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment and/or failure to meet certain performance requirements, prior to the end of a restricted period specified by the Committee. An Award of deferred stock confers upon a participant the right to receive shares at the end of a specified deferral period, subject to possible forfeiture of the Award in the event of certain terminations of employment and/or failure to meet certain performance requirements prior to the end of a specified restricted period (which restricted period need not extend for the entire duration of the deferral period). The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares, other Awards, or other property equal in value to dividends paid on a specific number of shares or other periodic payments.

           Bonus Stock and Awards in Lieu of Cash Obligations and Other Stock-Based Awards. The Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other Awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements, subject to such terms as the Committee may specify. The 2000 Plan also authorizes the Committee to grant other Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares.

           Performance Awards, Including Annual Incentive Awards. The right of a participant to exercise or receive a grant or settlement of an Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. In addition, the 2000 Plan authorizes specific annual incentive awards, which represent a conditional right to receive cash, shares or other Awards upon achievement of pre-established performance goals during a specified one-year period. Performance awards and annual incentive awards granted to persons the Committee expects will, for the year in which a deduction arises, be among the Chief Executive Officer and four other most highly compensated executive officers (the "Named Executive Officers"), will, if so intended by the Committee, be subject to provisions that should qualify such Awards as "performance-based compensation" not subject to the limitation on tax deductibility by TechSys under Code Section 162(m).

          The performance goals to be achieved as a condition of payment or settlement of a performance award or annual incentive award will consist of (i) one or more business criteria and (ii) a targeted level or levels of performance with respect to each such business criteria. In the case of performance awards intended to meet the requirements of Internal Revenue Code Section 162(m), the business criteria used must be one of those specified in the 2000 Plan, although for other participants the Committee may specify any other criteria. The business criteria specified in the 2000 Plan are: (1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin; (8) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating earnings; (9) total shareholder return; and (10) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index. The Committee may, in its discretion, determine that the amount payable as a final annual incentive or performance award will be increased or reduced from the amount of any potential Award, but may not exercise discretion to increase any such amount intended to qualify under Internal Revenue Code Section 162(m). Subject to the requirements of the 2000 Plan, the Committee will determine other performance award and annual incentive award terms, including the required levels of performance with respect to the business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions, and the form of settlement.

          Other Terms of Awards. Awards may be settled in the form of cash, Common Stock, other Awards, or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, shares, or other property in trusts or make other arrangements to provide for payment of TechSys' obligations under the 2000 Plan. Awards granted under the 2000 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may, in its discretion, permit transfers for estate planning or other purposes. Awards under the 2000 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in exchange for other Awards under the 2000 Plan, awards under other Company plans, or other rights to payment from TechSys, and may grant Awards in addition to and in tandem with such other Awards, awards, or rights as well.

           Change in Control. The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions, or the expiration of deferral or vesting periods of any Award, and such accelerated exercisability, lapse, expiration and vesting shall occur automatically in the case of a "change in control" of TechSys except to the extent otherwise determined by the Committee at the date of grant. In addition, the Committee may provide that the performance goals relating to any performance-based award will be deemed to have been met upon the occurrence of any change in control. Upon the occurrence of a change in control, except to the extent otherwise determined by the Committee at the date of grant, options may at the election of the participant be cashed out based on a defined "change in control price," which will be the higher of (i) the cash and fair market value of property that is the highest price per share of Common Stock paid (including extraordinary dividends) in any change in control or liquidation of shares of Common Stock following a sale of substantially all of the assets of TechSys, or (ii) the highest fair market value per share of Common Stock (generally based on market prices) at any time during the twenty-day period before and the twenty-day period after a change in control. "Change in Control" is defined in the 2000 Plan to include a variety of events, including significant changes in the stock ownership of TechSys or a significant subsidiary, changes in TechSys' board of directors, certain mergers and consolidations of TechSys or a significant subsidiary, and the sale or disposition of all or substantially all the consolidated assets of TechSys.

          Amendment and Termination of the 2000 Plan. The board of directors may amend, alter, suspend, discontinue, or terminate the 2000 Plan or the Committee's authority to grant Awards without further shareholder approval, except shareholder approval must be obtained for any amendment or alteration if required by law or regulation or under the rules of any stock exchange or automated quotation system on which the shares are then listed or quoted. Without the consent of an affected participant, no action by the board of directors may materially and adversely affect the rights of such participant under any previously granted and outstanding Awards. Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the board of directors may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by the Board, the 2000 Plan will terminate at such time as no shares remain available for issuance under the 2000 Plan and TechSys has no further rights or obligations with respect to outstanding Awards under the 2000 Plan.

          Plan Benefits. Awards under the 2000 Plan are not currently determinable because such Awards are based on the discretionary determination of the board of directors.

Federal Income Tax Consequences

          The following description of the federal income tax consequences generally arising with respect to Awards under the 2000 Plan is provided for general information only. Interested parties should consult their own advisors as to specific tax consequences, including the application and effect of foreign, state and local tax laws.

           The grant of an option or SAR will create no tax consequences for the participant or TechSys. A participant will not recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply). Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the freely transferable and nonforfeitable shares received.

           Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price, or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price.

           Generally, for Awards granted under the 2000 Plan that result in the payment or issuance of cash or shares or other property, the participant must recognize ordinary income equal to the cash or the fair market value of shares or other property received. With respect to Awards involving the issuance of shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property becomes transferable or is not subject to a substantial risk of forfeiture, whichever occurs earlier. However, a participant may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or substantial risk of forfeiture. The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option, SAR or the Award.

Reasons for the Amendment

           The board of directors believes that the 2000 Incentive Compensation Plan will attract, retain, and motivate persons, such as financial advisors, who can make a significant contribution to TechSys and to promote the identification of their interests with those of the shareholders of TechSys. The board of directors believes that the proposed amendment to the plan will achieve the foregoing goals by increasing the number of shares subject to the plan to accommodate grants of options to future financial advisors.

Required to Approve the Proposed Amendment to the 2000 Incentive Compensation Plan

          The approval of Item 2 requires the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote thereon.

          TechTron, the holder of 1,377,405 shares of TechSys' outstanding common stock, of which Messrs. Trenk and Dr. Jacobs are officers, directors and principal shareholders, has advised TechSys that it intends to vote its shares in favor of item 2.

Board Recommendation

          The board of directors is of the view that Item 2 is in the best interests of TechSys and all of its shareholders. The board of directors recommends that the holders of common stock vote FOR the proposed amendment to the 2000 Incentive Compensation Plan.

WHERE YOU CAN FIND MORE INFORMATION

           TechSys is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. These reports and information may be read and copied at the following Commission locations:

Public Reference Room 450 Fifth Street, N.W. Room 1024 Washington, D.C. 20549	Chicago Regional Office Citicorp Center 500 West Madison Street Suite 1400 Chicago, Illinois 60661-2511

          Copies of the reports and information filed by TechSys may also be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the Commission's Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330.

          The Commission also maintains a website that contains reports, proxy statements, and other information about registrants, such as TechSys, that file electronically with the Commission. The address of the website is HTTP://WWW.SEC.GOV.

         Upon written or oral request of the Secretary of TechSys by any person to whom this proxy statement is delivered, TechSys will provide, without charge, by first class mail or other equally prompt means, within one business day of receipt of such request, a copy of TechSys' Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001, filed with the Commission on May 15, 2001; TechSys' Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001, filed with the Commission on August 14, 2001, as amended on Form 10-QSB/A, filed with the Commission on August 27, 2001; TechSys' Current Report on Form 8-K filed with the Commission on April 30, 2001, as amended on Form 8-K/A, filed with the Commission on May 4, 2001; and TechSys' Current Repport on Form 8-K, filed with the Commission on August 15, 2001. All such requests shall be made to the Secretary of TechSys as follows:

TechSys, Inc.
147 Columbia Turnpike - Suite 109
Florham Park, New Jersey 07932
Attention:   Mark N. Raab, Chief Financial Officer and Corporate Secretary
(973) 236-1919

By Order of the Board of Directors

Steven L. Trenk President and Chief Operating Officer

Appendix A

TECHSYS, INC.

2000 Incentive Compensation Plan

TECHSYS, INC.

2000 Incentive Compensation Plan

         (a)      General  5
         (b)      Options  5

                                                                  A-i

A-ii

TECHSYS, INC.

2000 Incentive Compensation Plan

        1.   Purpose. The purpose of this TechSys, Inc. 2000 Incentive Compensation Plan (the “Plan”) is to assist TechSys, Inc., a New Jersey corporation (the “Company”), and its subsidiaries in attracting, retaining, and rewarding high-quality executives, employees, and other persons who provide services to the Company and/or its subsidiaries, enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is also intended to qualify certain compensation awarded hereunder for tax deductibility under Section 162(m) of the Code (as hereafter defined) to the extent deemed appropriate by the Committee (or any successor committee) of the Board of Directors of the Company.

        2.   Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

                   (a)  “Annual Incentive Award” means a conditional right, granted to a Participant under Section 8(c) hereof, to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

                   (b)  “Award” means any Option, SAR (including Limited SAR), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.

                   (c)  “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefit specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

                   (d)  “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such rule.

                   (e)  “Board” means the Company’s Board of Directors.

                   (f)  “Change in Control” means Change in Control as defined in Section 9 hereof.

                   (g)  “Change in Control Price” means the amount calculated in accordance with Section 9(c) hereof.

                   (h)  “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

                   (i)  “Committee” means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an “outside director” as defined under Section 162(m) of the Code, unless administration of the Plan by “outside directors” is not then required in order to qualify for tax deductibility under Section 162(m) of the Code.

                   (j)  “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 8(e) hereof.

                   (k)  “Deferred Stock” means a right, granted to a Participant under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

                   (l)  “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

                   (m)  “Effective Date” means the effective date of the Plan as defined in Section 10(k) hereof.

                   (n)  “Eligible Person” means each Executive Officer and other officers and employees of the Company or of any subsidiary, including such persons who may also be directors of the Company and other persons who provide services to the Company and/or its subsidiaries. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the Plan.

                   (o)  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

                   (p)  “Executive Officer” means an executive officer of the Company as defined under the Exchange Act.

                   (q)  “Fair Market Value” means the fair market value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any given date shall be the closing sale price per share reported on a consolidated basis for Stock listed on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

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                   (r)  “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

                   (s)  “Limited SAR” means a right granted to a Participant under Section 6(c) hereof.

                   (t)  “Option” means a right, granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

                   (u)  “Other Stock Based Awards” means Awards granted to a Participant under Section 6(h) hereof.

                   (v)  “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

                   (w)  “Performance Award” means a right, granted to a Participant under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

                   (x)  “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

                   (y)  “Restricted Stock” means Stock, granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

                   (z)  “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as from time to time in effect and applicable to the Plan and Participants.

                   (aa)  “SAR” or “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

                   (bb)  “Stock” means the Company’s Common Stock, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.

                   (cc)  “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 6(c) hereof.

         3.  Administration.

                   (a)  Authority of the Committee. The Plan shall be administered by the Committee except to the extent that the Board elects to administer the Plan itself, in which case references herein to the “Committee” shall be deemed to include references to the "Board". The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

A-3

                   (b)  Manner of Exercise of Committee Authority. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, and (iii) with respect to Participants subject to Section 16, to perform such other functions of the Committee as the Committee may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons, in each case to the extent permitted under applicable law and subject to the requirements set forth in Section 8(d) hereof. The Committee may appoint agents to assist it in administering the Plan.

                   (c)  Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to it, him or her by any executive officer, other officer or employee of the Company or a subsidiary, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or a subsidiary acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

         3.  4.  Stock Subject to Plan.

                   (a)  Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 7,000,000. Any shares of Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

                   (b)  Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award or, in the case of an Award relating to shares of Stock but settleable only in cash (such as cash-only SARs), the number of shares to which such Award relates, exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

A-4

                   (c)  Availability of Shares Not Delivered under Awards. Shares of Stock subject to an Award under the Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant, including (i) the number of shares withheld in payment of any exercise or purchase price of an Award or award or taxes relating to Awards or awards, and (ii) the number of shares surrendered in payment of any exercise or purchase price of an Award or award or taxes relating to any Award or award, will again be available for Awards under the Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

        5. Eligibility; Per-Person Award Limitation. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than 1,000,000 shares of Stock, subject to adjustment as provided in Section 10(c) hereof, under each of Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 6(h), 8(b) and 8(c) hereof. In addition, the maximum cash amount that may be earned under the Plan as a final Annual Incentive Award or other cash annual Award in respect of any fiscal year by any one Participant shall be $3 million, and the maximum cash amount that may be earned under the Plan as a final Performance Award or other cash Award in respect of a performance period by any one Participant shall be $5 million.

         6.  Specific Terms of Awards.

                   (a)  General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e) hereof), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must by paid to satisfy the requirements of the New Jersey Business Corporation Act, no consideration other than services may be required for the grant (but not the exercise) of any Award.

                   (b)  Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

                           (i)  Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than the Fair Market Value of a share of Stock on the date of grant of such Option except as provided under Section 7(a) hereof.

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                           (ii)  Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

                           (iii)  ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code unless the Participant has first requested the change that will result in such disqualification.

                   (c)  Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

                           (i)   Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a "Limited SAR," the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(c) hereof) over (B) the grant price of the SAR as determined by the Committee.

                           (ii)  Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. SARs and Limited SARs may be either free-standing or in tandem with other Awards.

                   (d)  Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

                           (i)  Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) hereof, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

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                           (ii)  Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that, the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

                           (iii)  Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

                           (iv)  Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

                   (e)  Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

                            (i)  Award and Restrictions. Satisfaction of an Award of Deferred Stock shall occur upon expiration of the deferral period specified for such Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Deferred Stock may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

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                           (ii)  Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), any Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and this Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock.

                           (iii)  Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

                   (f)  Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

                   (g)  Dividend Equivalents.  The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in tandem with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

                   (h)  Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

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         7.  Certain Provisions Applicable to Awards.

                   (a)  Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee should require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price "discounted' by the amount of the cash compensation surrendered).

                   (b)  Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Section 422 of the Code).

                   (c)  Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(e) hereof, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

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                   (d)  Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt under Rule 16b-3 (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 that such Participant shall avoid liability under Section 16(b).

         8.  Performance and Annual Incentive Awards.

                   (a)  Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Section 162(m) of the Code.

                   (b)  Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

                           (i)  Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Regulation Section 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

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                           (ii)  Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business units of the Company (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin; (8) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating earnings; (9) total shareholder return; and (10) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof.

                           (iii)  Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Section 162(m) of the Code.

                           (iv)  Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

                           (v)  Settlement of Performance Awards, Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

                  (c)   Annual Incentive Awards Granted to Designated Covered Employees. If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

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                           (i)  Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

                           (ii)  Potential Annual Incentive Awards. Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be "performance-based compensation" under Section 162(m) of the Code, the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Section 162(m) of the Code, the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

                           (iii)  Payout of Annual Incentive Awards. After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Awards payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Awards otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to quality under Section 162(m) of the Code. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

                   (d)  Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b) hereof, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c) hereof, shall be made in writing in the case of any Award intended to quality under Section 162(m) of the Code. The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

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                   (e)  Status of Section 8(b) and Section 8(c) Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards and Annual Incentive Awards under Sections 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute "performance-based compensation" within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (d) and (e) hereof, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

         9.  Change In Control.

                   (a)  Effect of “Change in Control.” In the event of a “Change in Control,” as defined in Section 9(b) hereof, the following provisions shall apply unless otherwise provided in the Award agreement:

                           (i)  Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment by the Participant, subject only to applicable restrictions set forth in Section 10(a) hereof;

                           (ii)  Any optionee who holds an Option shall be entitled to elect, during the 60-day period immediately following a Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive, and the Company shall be obligated to pay, in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option;

                           (iii)  The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof, and

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                           (iv)  With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided by the Committee in the Award agreement relating to such Award.

                   (b)  Definition of Change in Control. A "Change in Control" shall mean (i) the approval by a majority of the public holders of the voting stock of the Company of a merger, reorganization or consolidation as a result of which the shareholders of the Company immediately prior to such approval do not, immediately after the consummation of such transaction own more than 50% of the voting stock of the surviving entity; (ii) the liquidation or dissolution of the Company, if and solely to the extent the Company has engaged in a substantial business following the Effective Date or, if the Company shall then be engaged in a business, upon the sale of all or substantially all of the Company's assets; (iii) the acquisition, other than from the Company directly, by any Person or group, within the meaning of Section 13(d) or 14(d) of the Exchange Act, of beneficial ownership of fifty percent (50%) or more of the outstanding common stock of the Company; or (iv) if the individuals who serve on the Board as of the Effective Date no longer constitute a majority of the members of the Board; provided, however, that any person who becomes a director subsequent to the Effective Date who is elected to fill a vacancy by a majority of the individuals then serving on the Board shall be considered as if such person was a member prior to the Effective Date.

                   (c)  Definition of Change in Control Price. The "Change in Control Price" means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividend) in any transaction of stock triggering the Change in Control under Section 9(b) hereof or any liquidation of stock following a sale of substantially all of the assets of the Company, or (ii) the highest Fair Market Value per share at any time during the twenty-day period preceding and twenty-day period following the Change in Control.

         10.  General Provisions.

                   (a)  Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable law, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake to permit to arise no legal or contractual obligation, that results or would result in any issuance or delivery of Stock or Payment of benefit under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

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                   (b)  Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other then ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferee during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

                   (c)  Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards, and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under Section 8(b) hereof or Annual Incentive Awards granted under Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Section 162(m) of the Code and regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Section 162(m) of the Code and regulations thereunder.

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                   (d)  Taxes. The Company and any subsidiary are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments with respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

                   (e)  Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to approval of the Company's shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, after, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

                   (f)  Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary, (ii) interfering in any way with the right of the Company or a subsidiary to terminate any Eligible Person's or Participant's employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

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                   (g)  Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

                   (h)  Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.

                   (i)  Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

                   (j)  Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with New Jersey Law, without giving effect to principles of conflicts of laws, and applicable federal law.

                   (k)  Plan Effective Date and Shareholder Approval. The Plan was adopted by the Board with the consent of the shareholders of the Company and became effective as of July 1, 2000. The Plan, as amended, was adopted by the Board and will become effective upon shareholder approval.

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